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LICENCE AGREEMENT                                                   EXHIBIT 10.1






between






WASP INTERNATIONAL (PROPRIETARY) LIMITED






and






TECHNOR INTERNATIONAL INC.



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SCHEDULES


     SCHEDULE 1          WGT SPECIFICATIONS









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1    DEFINITIONS

     For the purposes of this agreement, unless the context indicates otherwise
     -

     1.1 "Application Development" means development of applications that interfaces with the WGT or core technology;

     1.2 "the/this Agreement" means this agreement and all the schedules hereto and any signed amendments made in accordance with 17.2 reduced to writing from time to time;

     1.3 "Core Technology" means the core code making up the essential computer programs constituting the WGT;

     1.4  "ETSI" means the European Telecommunications Standards Institute;

     1.5 "EMC" means equipment manufacturers and customers, being any person who manufactures, supplies, and shall include but not be limited to, any GSM Network Operator who may incorporate, make use of or otherwise exploit the WGT or any part of the WGT within its own products or services for any commercial purpose;

     1.6 "GSM" means the global system for mobile communication as defined in the ETSI standards;

     1.7 "Manufacturing Licence" means a licence to appoint a manufacturer of certain terminal products, subject to the provisions of clause 4.2.1, and in accordance with the Manufacturing Standards and written design specifications as provided by Wasp;

     1.8 "Manufacturing Standards" means the generally accepted manufacturing standards applicable to electronic production, being the ISO 9000 / 9002 certification;

     1.9 "Network Operators" means an operator and provider of GSM communication systems as defined in the relevant ETSI specifications or standards;

     1.10 "RSA" means the Republic of South Africa, being the nine provinces identified in section 103 of the Constitution of the Republic of South Africa, 1996;

     1.11 "Signature Date" means the date upon which both parties to this Agreement have signed this Agreement or in the event of their having signed the agreement on different dates, the date of the last signature;



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     1.12 "Sub-Licence Agreement"  means an agreement for the distribution, marketing and/or sale of the WGT, entered into between Technor and a Sub-Licencee, incorporating, without limitation, the provisions required by this Agreement, but no terms or conditions that are inconsistent with any of the provisions or terms of this Agreement;

     1.13 "Sub-Licencee" means an EMC with whom Technor contracts, in terms of a Sub-Licence Agreement for the distribution, marketing and/or sale of the WGT in accordance with the provisions or terms of this Agreement;

     1.14 "Technor" means Technor International Inc, a corporation incorporated in Nevada, United States of America having its registered office at Satraangsvagen 88, S-18237 Danderyd, Sweden;

     1.15 "Territory" means the national territories of Sweden, Finland, Norway and Denmark and any other Territories that may be so designated in terms of this Agreement;

     1.16 "VARS" means value added resellers of services, terminals and/or users of network services who may incorporate, make use of, or otherwise exploit the WGT or any part of the WGT within their own product or services for any commercial purpose;

     1.17 "Wasp" means Wasp International (Proprietary) Limited, Reg No 93/00271/07, a private company with limited liability incorporated under the laws of the RSA;

     1.18 "WGT" means the GSM technologies or products owned or developed by Wasp, including but not being limited to Core Technology "(CT)" vehicle tracking systems, terminal units, communication processes, policy and procedures; technical information, know-how, whether or not patented or patentable, including, without limitation, specifications, marketing studies, physical performance and other operational information or data relating to any part of or improvement or new developments of the system or part of the system developed and made available for commercial exploitation by Wasp from time to time.

2    PREAMBLE

     It is recorded for the purpose of elucidating the operative provisions of this Agreement, that it is being entered into in the following circumstances:

     2.1 Wasp is the beneficial owner of the WGT and as such has the exclusive right to develop, market, manufacture and otherwise exploit the WGT;



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     2.2  Wasp is entitled to licence rights to third parties;

     2.3 Wasp desires to grant the rights recorded herein below to Technor and Technor desires to accept such grant from Wasp;

     and the parties are entering into this Agreement to give effect thereto.

3    PRIOR ARRANGEMENTS

     This Agreement records that:

     3.1 a "Letter of Intent and Principles for an Agreement to be finalised at a later Date" entered into between Technor, Wasp and Matrix Vehicle Tracking (Proprietary) Limited ("Matrix") dated December 17th 1997 was cancelled by notice by TECHNOR to Wasp and Matrix, which cancellation Wasp duly accepted and notified Matrix thereof;

     3.2 Wasp undertakes within 14 working days of the Signature Date to take all steps required by it as regards South African Exchange Control and/or the Department of Trade and Industry relating to the conclusion of this agreement by Wasp.

4    LICENCE

     4.1 Subject to the terms of this Agreement, and with effect from the Signature Date, Wasp hereby grants to Technor a non-transferable, non-assignable exclusive licence to distribute, market, sell and to promote the WGT in the Territory and (subject to the prior written approval of Wasp which approval shall not be unreasonably withheld), use any trademarks owned by Wasp.

     4.2  The licence referred to in 4.1 shall :

          4.2.1 include the right to appoint manufacturers in the Territory for terminal units in terms of a Manufacturing Licence; and
          4.2.2 shall be exclusive for transacting business with Network Operators and EMC's in the Territory.

     4.3  Technor shall be entitled to:

          4.3.1 distribute, market, sell and promote the WGT anywhere in the world other than within the countries South of the Sahara within Africa;

          4.3.2 appoint Sub-Licencees and or VARS to distribute, market, sell and promote the WGT anywhere in the world (including the


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                    Territory) other than within the countries South of the
                    Sahara within Africa in terms of a Sub-Licence Agreement concluded or such other agreement between Technor and a VARS to the extent that Technor may be required to comply with local laws or regulations for the purposes of fully exploiting the WGT;

          4.3.3 rename the WGT or any part thereof in so far as Technor requires to do so for the purposes of its business, provided that Technor shall be solely liable and responsible for any damage, loss or action of whatsoever nature brought against either it or Wasp as a result of Technor so renaming the WGT or any part thereof;

     4.4 Should Technor sign a contract with a Network Operation in any country outside the Territory or sub Saharan Africa the Territory shall be extended to include such country provided that Wasp ratify the substantial nature of such contract in writing. Such ratification by Wasp shall not be unreasonable withheld or delayed. Such extension to the Territory shall cease as at 30 June 1999;

     4.5 Wasp agrees that should it enter into any negotiations which have as the object thereof the conclusion of a contract or agreement relating to the WGT within the countries of England, Germany, France, Italy, and Spain within 12 months of the Signature Date, prior to the conclusion of any such agreements Wasp shall use its best endeavors and in good faith, enter into negotiations with Technor with the intent of concluding such an agreement with Technor or including Technor as a party in such agreement.

     4.6 Technor shall have the right to request Wasp to undertake development of the Core Technology on terms to be agreed between the parties on an arms length commercial basis;

5    DURATION

     This Agreement shall -

     5.1 commence on the Signature Date and shall continue for a period of 25 years thereafter;

     5.2 continue thereafter for further period of 5 years, provided that either party shall be entitled to terminate this Agreement by giving the other party at least 12 months written notice to that effect prior to the expiry of the first 25 year period. Should such notice be given by either party to the other, this Agreement will terminate on the expiry of the first 25 year period.


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6    PRICE AND ROYALTY

     6.1 In consideration of the rights granted by Wasp pursuant to and entry into this Agreement by Wasp and Technor, Technor shall issue to Wasp or as Wasp shall direct otherwise in writing, a total of 400,000 (Four hundred thousand) shares of common stock of Technor, par value USD
          0.001 per share (the "licence shares"), subject to the additional terms and conditions, set forth on the certificates representing the licence shares. Wasp acknowledges and agrees that such licence shares have not been registered under the Securities Act of 1933, as amended and may not be sold or transferred except pursuant to a registration under the Securities Act of 1933 or exemption from registration;

     6.2 Except as otherwise as provided herein no consideration or royalty shall be payable by Technor to Wasp for the granting of this licence. It is recorded, however, that subject to clause 7.6.2 below Technor undertakes for the term of this Agreement to enter into an exclusive supply agreement with Wasp in terms of which Wasp will supply to Technor all of Technor's requirements worldwide of the WGT to be used in connection with Wasp's GSM technology on an arm's length commercial basis.

7    TECHNOR'S OBLIGATIONS

     Technor shall -

     7.1 actively and diligently promote the distribution, marketing, sale and promotion of the WGT in the Territory and in the countries of England, Germany, France, Italy, and Spain where, in terms of 4.1 it is entitled to so distribute, market, sell and promote the WGT;
     7.2 ensure that any person appointed by Technor in terms of a Manufacturing Licence conforms with the Manufacturing Standards;

     7.3 furnish Wasp with such written reports as may be reasonably required by Wasp from time to time to keep Wasp fully informed of all relevant market conditions affecting the manufacture, sale and demand for the WGT in the Territory and the countries of England, Germany, France, Italy, and Spain or any other region where, in terms of clause 4.1 Technor is entitled to distribute, market, sell and promote the WGT;

     7.4 promptly bring to the attention of Wasp any improper or wrongful use of any of Wasp's intellectual property rights which come to Technor's attention;


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     7.5  at Wasp's sole cost and expense, assist Wasp insofar as Technor is reasonably able, in taking all steps to defend any infringement of Wasp's intellectual property or other rights;

     7.6  not, without obtaining Wasp's prior written consent, -

          7.6.1 make any modification, improvement or other change of any nature whatsoever to the Core Technology, the WGT or any other Wasp related product;

          7.6.2 manufacture, stock, sell, advertise or be engaged or interested (directly or indirectly) at any time during the period of the Agreement in the production, marketing, distribution and/or sale of any goods which are similar to or may be used as a substitute for or otherwise compete with the WGT, save to the extent that Wasp is not able within the terms and conditions of a long-term supply agreement conclude between Wasp and Technor to provide Technor's requirements in respect of the WGT, in which case and then only for so long as Wasp is unable to so provide Technor's requirements, Technor shall not be restricted in the procurement of such competitive goods or products;

          7.6.3 dispute or assist anyone else in disputing the validity of any trade mark, patent, design or copyright used in connection with the WGT at any time during the period of this Agreement or after its termination for any reason;

          7.6.4 other than as provided for in clause 4.1 above, use or profess any association or connection with any Wasp trademark or other Wasp intellectual property;

          7.6.5 at any time during the period of this Agreement or after its termination for any reason engage in any policy or practice which will be injurious to Wasp or the WGT.

8    MODIFICATIONS AND IMPROVEMENTS

     8.1 Should Technor during the currency of this Agreement become aware of any modifications and/or improvements in and to the WGT, Technor shall promptly furnish Wasp with full details of such modifications and improvements, modifications which shall automatically become part of the WGT subject to and incorporated in this Agreement;

     8.2 All proprietary rights and interests vesting in any improvements, developments or advances in regard to the WGT shall be the sole and exclusive property of Wasp, irrespective of whether or not such


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          improvements, developments and/or advances were conceived of, developed and/or effected by Wasp or not. All intellectual property rights in and to such developments, improvements and/or advances shall vest in Wasp absolutely and as sole beneficial owner thereof.

     8.3 If and when so required by Wasp, and at the expense of Wasp, Technor shall apply or join in applying for the registration in the name of Wasp of appropriate protection in respect of any developments, improvements and/or advances which may be effected to the WGT.

     8.4 This Agreement serves as an automatic assignment by Technor to Wasp of all rights all developments, improvements and advances effected to the WGT during the currency of this Agreement.

     8.5 Nothing in this Agreement shall restrict or be construed as a restriction of Technor's right to undertake Application Development in the course of use of or deployment of the WGT in pursuit of Technor's business and such developments shall belong to Technor.

9    CONFIDENTIALITY

     The parties shall keep confidential all proprietary information furnished by each other with respect to any information and/or the WGT, subject to disclosure as may be required by applicable law or in connection with legal or judicial proceedings (including, without limitation, any proceedings for the enforcement of this Agreement or any related agreements).

10   WARRANTIES

     Wasp warrants and represents to Technor as at the Signature Date of this Agreement that :

     10.1 to the best of its knowledge and belief, the WGT does not infringe any existing intellectual property rights;

     10.2 Wasp has rights to the WGT, free and clear of all liens, charges and encumbrances and that Wasp has outside of sub-Saharan Africa as defined in 4.3.1 not previously assigned, transferred or conveyed any rights to or in the WGT to any other person;

     10.3 has the power and authority to execute this Agreement and to implement the Agreement, and save for that disclosed in clause 3.2 above, will not conflict with or violate any agreement or law of the RSA or the shareholder agreements or articles of association of Wasp to which Wasp or any of its shareholders is a party or by which Wasp or any of its shareholders or their respective assets are bound;


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     10.4 there is no litigation pending, or to the knowledge of Wasp threatened, with respect to the ownership of or rights to the WGT;

     10.5 save for clause 3.2, no governmental consents or filings are required with respect to the execution, delivery and performance of the Agreement;

     10.6 subject to clause 11.3, the WGT will perform in accordance with its specifications (as notified by Wasp from time to time in writing to Technor, a copy of which specifications applicable at the Signature Date is annexed hereto marked Schedule 1) if used in conjunction with products which comply with the Wasp product specifications.

11   EXEMPTIONS

     11.1 Wasp does not represent or warrant that the rights granted by it to Technor in terms of this Agreement (or by Technor to any person appointed by Technor in terms of this Agreement) will not infringe any patent, trade mark or design registered in the Territory or in any other region, but it does warrant that it has no knowledge of any such conflicting patent, trade mark or design. Technor shall accordingly not make, nor permit any person appointed by it in terms of this Agreement, to make any warranty representing the proprietary information of the WGT or any Wasp product inconsistent or contrary to the provisions of this clause.

     11.2 Accordingly, if the appointment of a manufacturer by Technor, sale or use of the WGT or any Wasp product by Technor or any person whatsoever (including but not being limited to any EMC) results in any claim against Technor or any person appointed by Technor in terms of this Agreement for an infringement of any patent, trade mark or design registered in the Territory or any other region, Technor shall be solely liable therefor and hereby indemnifies Wasp and hold it harmless against any claim flowing from or in any way connected with any such infringement.

     11.3 Wasp does not warrant that the WGT is capable of commercial exploitation in the Territory or in any other region and the risk thereof is assumed solely by Technor and any other person appointed by it in terms of this Agreement.

     11.4 The warranties set forth in clause 10 as regards the WGT or any part thereof, or any trademark, including but not being limited to the design, value, efficacy, merchantability or fitness for purpose use of the WGT, shall not apply to or operate in favour of any person save Technor. Wasp neither assumes nor authorises any person whatsoever to


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          assume any other liability or responsibility in connection with the sale or use of the WGT.

     11.5 Notwithstanding any other provisions in this Agreement to the contrary, Wasp shall not be liable for any loss of profit or other special damages or any indirect or consequential damages whatsoever which Technor or any other party appointed by Technor in terms of this Agreement may suffer as a result of any breach of this Agreement by Wasp.

12   BREACH

     12.1 Should either party commit a breach of this Agreement and fail to remedy that breach within 7 days after receipt from the other party of written notice calling upon it so to do, then the party aggrieved by that breach shall be entitled, in addition to and without prejudice to any right it may have as a result of that breach, either to -

          12.1.1    enforce the performance of the terms hereof; or

          12.1.2 if the breach is a breach of any warranty referred to in clause 10 or any other material breach, cancel this Agreement and recover such damages as it may have sustained.

     12.2 The parties' remedies under clause 12.1.1 shall not be exhaustive and shall be in addition and without prejudice to any other remedies they may have whether for damages or otherwise.

13   ARBITRATION

     13.1 Any dispute between the parties in regard to any matter arising out of this Agreement or its interpretation or their respective rights and obligations under this Agreement or its cancellation or any matter arising out of its cancellation, shall be submitted to and decided by arbitration.

     13.2 There shall be 1 arbitrator who shall be, if the question in issue is
          -

          13.2.1 primarily an accounting matter, an independent chartered accountant;

          13.2.2 primarily a legal matter, an advocate or attorney with at least 10 years experience;

          13.2.3    primarily a technical matter, a suitably qualified person;

          13.2.4    any other matter, a suitably qualified person.


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     13.3 The appointment of the arbitrator shall be agreed upon between the parties, but failing agreement between them within a period of 14 days after the arbitration has been demanded, either of the parties shall be entitled to request the chairman for the time being of the Johannesburg Bar Council to make the appointment and, in making his appointment, to have regard to the nature of the dispute.

     13.4 Subject to the other provisions of this clause 13, each arbitration shall be held in Johannesburg in accordance with the provisions of the Arbitration Act, 1965, as amended.

     13.5 The decision of the arbitrator shall be final and binding on the parties, and may be made an order of any Court of competent jurisdiction. Each of the parties hereby submits itself to the jurisdiction of the Witwatersrand Local Division of the High Court of South Africa should the other party wish to make the arbitrator's decision an order of that court.

14   GOVERNING LAW AND JURISDICTION

     14.1 The validity of this Agreement, its interpretation, the respective rights and obligations of the parties and all other matters arising in any way out of this undertaking or its performance shall be determined in accordance with the laws of the RSA.

     14.2 The parties hereby consent and submit to the jurisdiction of the Witwatersrand Local Division of the High Court of the Republic of South Africa for the purposes of all or any legal proceedings arising from or concerning this Agreement.

15   DOMICILIUM AND NOTICES

     15.1 Each party chooses the address set out below as the address at which all notices and other communications must be delivered for the purposes of this Agreement -

          15.1.1    Wasp :    Lower Ground Floor
                              Lakeside Place
                              1 Ernst Oppenheimer Drive
                              Bruma Lake
                              Johannesburg
                              2198
                              Gauteng, South Africa
                              Telefax Number :(011) 622-8973


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          15.1.2  Technor: at:Satraangsvagen 88,
                              S-18237 Danderyd,
                              Sweden
                              Telefax Number :  8 544 90005

16 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax with receipt confirmed.

     16.1 Any notice to a party contained in a correctly addressed envelope and

          16.1.1    sent by prepaid registered post to it at its chosen address;
                    or

          16.1.2 delivered by hand to a responsible person during ordinary business hours at its chosen address;

          16.1.3 shall be deemed to have been received, in the case of clause 16.1.1.1, on the 14th business day after posting (unless the contrary is proved) and, in the case of clause 16.1.1.2, on the day of delivery.

     16.2 Any notice sent by telefax to a party at its telefax number shall be deemed (unless the contrary is proved) to have been received -

          16.2.1 if it is transmitted during normal business hours, within 2 hours of transmission;

          16.2.2 if it is transmitted outside normal business hours, within 2 hours of the commencement of normal business hours on the first business day after it is transmitted.

     16.3 Each party chooses the physical address set out opposite its name in clause 15.1 as the address at which legal process must be delivered for the purpose of this Agreement.

     16.4 The parties shall be entitled at any time to change their addresses for the purposes of this clause 15.1 to any other address in the RSA by giving written notice to that effect to the other.

17   GENERAL

     17.1 Any latitude or extension of time which may be allowed by any party shall not under any circumstances whatsoever act as an estoppel or be a waiver of that party's rights hereunder.


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     17.2 No alteration or variation to, or consensual cancellation of, this
          Agreement shall be of any force or effect unless it is recorded in writing and signed by both parties to this Agreement.

     17.3 The parties to this Agreement undertake to treat all matters relating to this Agreement and the annexures hereto as being confidential and, therefore, shall not, without the written approval of the others, disclose the provisions hereof to any third party.

     17.4 This Agreement constitutes the entire contract between the parties and no other conditions, warranties, guarantees and representations shall be of any force or effect other than those which are included herein.

     17.5 All the transactions and arrangements contemplated in this Agreement constitute one indivisible transaction.

18   INTERPRETATION

     18.1 In this Agreement, unless the context requires otherwise -

          18.1.1 words importing any one gender shall include the other two genders;

          18.1.2    the singular shall include the plural and vice versa;

          18.1.3 a reference to natural persons shall include created entities (corporate and unincorporate) and vice versa.


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          18.1.4    The headings in this Agreement have been inserted for
                    convenience only and shall not be used for nor assist or affect its interpretation.


SIGNED at                                    on                   1998

                              For:      WASP INTERNATIONAL (PTY) LTD


                              -------------------------------------
                              Signatory:
                              Capacity:
                              Authority:

SIGNED at                                    on                   1998

                              For:      TECHNOR INTERNATIONAL INC.


                              -------------------------------------
                              Signatory:
                              Capacity:
                              Authority: